Exhibit 10.1

FIRST AMENDMENT TO THE
ADVISORY AGREEMENT
BY AND BETWEEN
COLE OFFICE & INDUSTRIAL REIT (CCIT III), INC.
AND
COLE CORPORATE INCOME ADVISORS III, LLC

This FIRST AMENDMENT of the ADVISORY AGREEMENT (this “Amendment”) is made as of June 23, 2017 by and between COLE OFFICE & INDUSTRIAL REIT (CCIT III), INC., a Maryland corporation (the “Company”), and COLE CORPORATE INCOME ADVISORS III, LLC, a Delaware limited liability company (the “Advisor”). This Amendment amends that certain Advisory Agreement, dated as of September 22, 2016, by and between the Company and the Advisor (the “Advisory Agreement”). All capitalized terms not defined herein shall have the meanings given to each in the Advisory Agreement.

WHEREAS, the Board, including all of the Independent Directors, has determined to amend certain provisions of the Advisory Agreement; and

WHEREAS, Section 6.06 of the Advisory Agreement provides that the Advisory Agreement shall not be changed, modified, or amended, in whole or in part, except by an instrument in writing signed by both parties thereto, or their respective successors or assignees;

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.Article I is hereby amended by deleting and replacing the definition of “Average Invested Assets” with the following:

“‘Average Invested Assets’ shall mean the average of the aggregate book value of the Assets, before reserves for depreciation, amortization, bad debts or other similar non-cash reserves, other than impairment charges, computed by taking the average of such values at the end of each business day during such period.”

2.Article I is hereby further amended by adding the following definition:

“‘Average Asset Value’ shall mean, for a specified period, the average of the aggregate Values of the Assets during such period, computed by taking the average of such Values at the end of each business day during such period.”

3.Section 3.01(a) of the Advisory Agreement is hereby deleted and replaced with the following:

“(a) Advisory Fee. On the last day of each month, the Company shall pay to the Advisor a monthly Advisory Fee based upon the monthly Average Asset Value. The Advisory Fee shall be calculated according to the following schedule:

Average Asset Value	Annualized Fee Rate for Assets in Each Range
$0 – $2 billion	0.75%
Over $2 billion – $4 billion	0.70%
Over $4 billion	0.65%

The Advisory Fee shall be applied according to the above schedule for each level of monthly Average Asset Value, resulting in a blended annualized rate for fees paid in respect of an Average Asset Value in excess of $2 billion. For example, the annualized rate for fees paid in respect of an Average Asset Value of $5 billion is 0.71% (i.e. the quotient of (1) the sum of (x) the product of $2 billion multiplied by 0.75%, and (y) the product of $2 billion multiplied by 0.70%, and (z) the product of $1 billion multiplied by 0.65%, divided by (2) $5 billion). Any portion of the Advisory Fee may be deferred and paid in a subsequent period upon the mutual agreement of the parties hereto.”

4.This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of such counterparts shall together constitute one and the same instrument. This Amendment shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties.

5.Except as specifically amended hereby and as previously amended, the Advisory Agreement shall remain in full force and effect.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

COLE OFFICE & INDUSTRIAL REIT (CCIT III), INC.

By: /s/ Nathan D. DeBacker
Nathan D. DeBacker
Chief Financial Officer and Treasurer

COLE CORPORATE INCOME ADVISORS III, LLC

By: /s/ Glenn J. Rufrano
Glenn J. Rufrano
President and Chief Executive Officer